Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

March 30, 2009

Contact:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL ANNOUNCES ACQUISITION OF EUROPEAN CAPITAL

Bethesda, MD – March 30, 2009—American Capital Ltd. (Nasdaq: ACAS) announced today that it has completed the acquisition of the shares of its affiliate European Capital Limited that it did not already own. The shares had previously traded on the Main Market of the London Stock Exchange. The acquisition was approved by a special majority of the shareholders of European Capital, not including American Capital, and the Royal Court of Guernsey. In February, American Capital stockholders had approved the issuance of shares at a price below the stock’s net asset value, allowing the acquisition to proceed.

The acquisition was completed on March 26, 2009 by means of a scheme of arrangement under Guernsey company law, which provided that each outstanding European Capital ordinary share at the time of the acquisition (other than any owned by American Capital or held in treasury) was acquired for 0.333 shares of American Capital common stock. Prior to the transaction, American Capital owned 67.7% of European Capital.

Malon Wilkus, American Capital Chairman and Chief Executive Officer said, “We greatly appreciate the support shown by the shareholders of both European Capital and American Capital in approving this transaction.”

Citigroup Global Markets Limited, Slaughter and May and Arnold & Porter LLP represented American Capital. Lexicon Partners Limited and Linklaters LLP represented European Capital.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates,

American Capital

March 30, 2009

underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $14 billion1 in capital resources under management and ten offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

1As of December 31, 2008.

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments.

I. HEADQUARTERS Washington, DC
2 Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 fax Info@AmericanCapital.com	5425 Wisconsin Avenue 6th Floor Chevy Chase, MD 20815 (301) 968-9200

II. REGIONAL OFFICES Boston
161 Worcester Road Suite 606 Framingham, MA 01701 (508) 598-1100 (508) 598-1101 fax	Chicago 111 South WackerDrive Suite 4000 Chicago, IL 60606 (312) 681-7400 (312) 454-0600 fax	Dallas 2200 Ross Avenue Suite 4500W Dallas, TX 75201 (214) 273-6630 (214) 273-6635 fax

Frankfurt* Niederlassung Frankfurt Taunusanlage 18 60325 Frankfurt am Main +49 (0) 69 71 71 297 -0 +49 (0) 69 71 71 297-30 fax	Hong Kong 29/F Gloucester Tower The Landmark 15 Queens Road C Central Hong Kong +852.3476.9238 (direct dial) +852.3015.9354 fax	London* 25 Bedford Street London WC2E 9ES United Kingdom +44 (0)207 539 7000 +44 (0)207 539 7001 fax

Los Angeles 11755 Wilshire Blvd. Los Angeles, CA 90025 (310) 806-6280 (310) 806-6299 fax	New York 505 Fifth Avenue 26th Floor New York, NY 10017 (212) 213-2009 (212) 213-2060 fax	Paris* 112 avenue Kléber 75784 Paris cedex 16 France +33 (0)1 40 68 06 66 +33 (0)1 40 68 06 88 fax

*affiliated offices